UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FTD GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0719190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-120723

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-120723) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on November 23, 2004, as amended on each of January 7, 2005, January 21, 2005 and January 27, 2005 and as may be amended after the date hereof (the “Registration Statement”).  Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2.                Exhibits.

Exhibit No.

Description of Exhibit

3.1*

Form of Second Amended and Restated Certificate of Incorporation of FTD Group, Inc.

3.2*	Form of Amended and Restated Bylaws of FTD Group, Inc.

4.1*

Specimen common stock certificate.

4.2*

Amended and Restated Stockholders Agreement, dated as of September 30, 2004, by and among FTD Group, Inc., Green Equity Investors IV, L.P., FTD Co-Investment, LLC, Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, Timothy Meline, William J. Van Cleave, Daniel W. Smith, Michael J. Soenen, Carrie A. Wolfe, Marcia Chapman and Jandy Tomy.

4.3*

Form of Amendment No. 1 to Amended and Restated Stockholders Agreement by and among FTD Group, Inc., Green Equity Investors IV, L.P., FTD Co-Investment, LLC, Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, William J. Van Cleave, Daniel W. Smith, Michael J. Soenen, Carrie A. Wolfe, Marcia Chapman and Jandy Tomy.

*                 Incorporated by reference to the applicable exhibit filed or to be filed with the Registration Statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 3, 2005

FTD GROUP, INC.

	By:	/s/ Jon R. Burney
Name: Jon R. Burney
Title: Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.

Description of Exhibit

3.1*

Form of Second Amended and Restated Certificate of Incorporation of FTD Group, Inc.

3.2*

Form of Amended and Restated Bylaws of FTD Group, Inc.

4.1*

Specimen common stock certificate.

4.2*

Amended and Restated Stockholders Agreement, dated as of September 30, 2004, by and among FTD Group, Inc., Green Equity Investors IV, L.P., FTD Co-Investment, LLC, Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, Timothy Meline, William J. Van Cleave, Daniel W. Smith, Michael J. Soenen, Carrie A. Wolfe, Marcia Chapman and Jandy Tomy.

4.3*

Form of Amendment No. 1 to Amended and Restated Stockholders Agreement by and among FTD Group, Inc., Green Equity Investors IV, L.P., FTD Co-Investment, LLC, Jon R. Burney, Lawrence W. Johnson, George T. Kanganis, William J. Van Cleave, Daniel W. Smith, Michael J. Soenen, Carrie A. Wolfe, Marcia Chapman and Jandy Tomy.

*                 Incorporated by reference to the applicable exhibit filed or to be filed with the Registration Statement.